UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2008

NEVWEST EXPLORATIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-146627
(Commission File Number)

26-0582528
(IRS Employer Identification No.)

1081 S. Cimmaron, Suite #B5, Las Vegas NV 89145
(Address of principal executive offices and Zip Code)

(702) 993-7424
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008 Michael Maguire was appointed as vice-president, chief operating officer and as a director of our company.

Our board of directors now consists of Albert Abah and Michael Maguire.

Mr. Maguire has over thirty years of experience in the oil & gas industry. Mr. Maguire has a Bachelors degree in chemistry from Mt. St Mary’s College and a Masters degree in engineering from the University of Texas, Mr. Maguire also has a MBA from Wharton School of Business.

As a registered Professional Engineer he has a broad range of experience in, civil, mechanical and environmental engineering disciplines. Mr. Maguire has been responsible for community relations; environmental, construction and operating permits negotiations; selection and management of equipment vendors, fabricators and constructor. In addition, his technical knowledge and experience extends to design of gasification systems, fuel feedstock preparation, combustion processes, direct fired steam boilers, process water conditioning and potable water distillation.

Since 1992 Mr. Maguire has been president and owner/operator of West Texas Recovery, a private full service oil & gas company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVWEST EXPLORATIONS CORP.

/s/ Albert Abah
Albert Abah
President

August 19, 2008